Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, and No. 333-49023 on Form S-8 of our report dated June 21, 2011, with respect to the financial statements and supplemental schedule of VF Corporation Retirement Savings Plan for Salaried Employees included in the Annual Report on Form 11-K as of December 31, 2010 and 2009, and for the year ended December 31, 2010.
/s/ Dixon Hughes Goodman LLP
Winston-Salem, North Carolina
June 21, 2011

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